UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 12, 2007 (September 10, 2007)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            (b)  Effective September 10, 2007, Benjamin J. Jenkins, who was one of our directors, resigned from our Board of Directors. Mr. Jenkins represented one of our equity sponsors, certain funds of The Blackstone Group L.P., on our Board of Directors pursuant to the terms of the Amended and Restated Limited Liability Company Operating Agreement (the “Operating Agreement”), dated as of September 23, 2004, concerning our parent company, VHS Holdings LLC.

            (d)  On September 11, 2007, our Board of Directors elected James A. Quella  to serve as one of our directors. Mr. Quella represents one of our equity sponsors, certain funds of The Blackstone Group L.P., on our Board of Directors pursuant to the terms of the Operating Agreement and was elected to replace Mr. Jenkins on our Board of Directors. Mr. Quella is a Senior Managing Director and Senior Operating Partner in the Corporate Private Equity group at Blackstone.

            We have a transaction and monitoring fee agreement with an affiliate of Blackstone pursuant to which we are required to pay such affiliate an annual fee of $4.0 million for ongoing consulting and management advisory services. During our fiscal year ended June 30, 2007, we paid such Blackstone affiliate the annual $4.0 million fee referred to above. For further information about this transaction and monitoring fee agreement, see Item 13, “Certain Relationships and Related Transactions” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, which is incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   September 12, 2007                           VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                                    Ronald P. Soltman
                                                                                    Executive Vice President, General Counsel
                                                                                       & Secretary